UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2017

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 10, 2017, registrant PetVivo Holdings, Inc. (“PetVivo”) completed the acquisition of all outstanding shares of common stock of Gel-Del Technologies, Inc., a Minnesota corporation (“Gel-Del”). This acquisition was completed and closed through a statutory merger between Gel-Del and Pet-Vivo Holdings Newco, Inc., a Minnesota corporation and wholly owned subsidiary of PetVivo, resulting in Gel-Del being the surviving entity and becoming a wholly owned subsidiary of PetVivo (“the Merger”). The Merger became effective upon its filing with the Secretary of State of Minnesota on April 10, 2017.

Upon the effectiveness of the Merger, each share of Gel-Del common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.788 common share of PetVivo. Gel-Del had no outstanding options, warrants or other derivative securities or rights convertible into its securities. Other terms of the Merger are contained in Exhibit 2.1 of the Current Report on Form 8-K filed by PetVivo with the SEC on March 3, 2017.

Item 3.02 Unregistered Sales of Equity Securities

As a result of the Merger, PetVivo will issue a total of 5,450,000 shares of its unregistered common stock to the pre-merger shareholders of Gel-Del common stock. The issuance of these shares of common stock of PetVivo is unregistered in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 1.02 Termination of a Material Definitive Agreement

Effective April 10, 2017, the Stock Exchange Agreement dated November 21, 2014 between PetVivo and Gel-Del was terminated since that agreement became moot and superseded upon the effectiveness of the Merger.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

The audited consolidated financial statements of PetVivo and Gel-Del for the two years ended March 31, 2016 and 2015 are included in PetVivo’s Annual Report on Form 10-K filed with the SEC on August 17, 2016, and are hereby incorporated into this Current Report on Form 8-K. Accordingly, no pro forma financial information is applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: April 10, 2017	By:	/s/ John Lai
	Name:	John Lai Chief Executive Officer

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